MultiOption Advisor Variable Annuity

                                                              Fax 651.665.7942
                                                              Toll Free 1.800.362.3141              [MINNESOTA LIFE LOGO]
MINNESOTA LIFE INSURANCE COMPANY o Annuity Services           In Metro Area 651.665.4877
400 Robert Street North o St. Paul, Minnesota 55101-2098      www.minnesotalife.com

-------------------------------------------------------------------------------------------------------------------------

             READ YOUR CONTRACT CAREFULLY - THIS IS A LEGAL CONTRACT
We promise to pay the benefits described by this contract subject to its provisions. We make this promise and issue this contract in consideration of the application for it and the receipt of a Purchase Payment. The Owner and the Beneficiary are as named in the application unless they are changed as provided for in this contract.




            NOTICE OF YOUR RIGHT TO EXAMINE THIS CONTRACT FOR 20 DAYS
IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH THIS CONTRACT. IF YOU ARE NOT SATISFIED, YOU MAY RETURN THE CONTRACT TO US OR TO YOUR SALES REPRESENTATIVE WITHIN 20 DAYS OF ITS RECEIPT. IF YOU EXERCISE THIS RIGHT, YOU WILL RECEIVE THE PURCHASE PAYMENTS PAID BY YOU UNDER THIS CONTRACT. WE WILL PAY THIS REFUND WITHIN 7 DAYS AFTER WE RECEIVE YOUR NOTICE OF CANCELLATION.



Signed for Minnesota Life Insurance Company at St. Paul, Minnesota on the Contract Date.

/s/ Dennis E. Prohofsky                                    /s/ Robert L. Senkler
Secretary                                                              President



ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE VARIABLE ACCOUNT INFORMATION MAY BE FOUND ON PAGE 4.

AMOUNTS WITHDRAWN, SURRENDERED, APPLIED TO PROVIDE ANNUITY PAYMENTS, OR TRANSFERRED FROM THE GUARANTEED TERM ACCOUNT PRIOR TO THE RENEWAL DATE MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY INCREASE OR DECREASE THE VALUES AVAILABLE IN THIS CONTRACT.




-        Flexible Payment Deferred Variable Annuity Contract

-        Fixed or Variable Annuity Payment Benefits

-        A Nonparticipating Contract



02-70067

CONTRACT INDEX

Alphabetical Index to the Provisions of Your Contract

                                                                      Page
Allocation of Purchase Payments..................................       6
Amount Payable at Death..........................................      13
Annuity Payment Options..........................................      11
Annuity Payment Benefits.........................................      12
Assignment.......................................................       5
Beneficiary......................................................       2
Contract Charges.................................................       7
Contract Value...................................................       9
Death Benefits...................................................      13
Definitions......................................................       2
General Provisions...............................................       4
Market Value Adjustment..........................................       8
Misstatement.....................................................       4
Purchase Payments................................................       6
Transfer Provisions..............................................       9
Withdrawal and Surrender.........................................      10

                      MULTIOPTION ADVISOR VARIABLE ANNUITY
            YOUR CONTRACT INFORMATION - EFFECTIVE [OCTOBER, 1, 2002]

CONTRACT NUMBER:  [123456]                                    CONTRACT DATE:       [October, 1, 2002]

OWNER:  [John Doe]                                            MATURITY DATE:       [October 1, 2052]

JOINT OWNER:                                                   JURISDICTION:       [Your State]

ANNUITANT:  [John Doe]                   GENDER:  [M]         DATE OF BIRTH:       [October 1, 1967]

JOINT ANNUITANT:                         GENDER:              DATE OF BIRTH:

INITIAL PURCHASE PAYMENT:  [$10,000]                                   PLAN:       [Non-Qualified]



GENERAL ACCOUNT - CURRENT GUARANTEE PERIOD(S):                                     [1 year]

GUARANTEED TERM ACCOUNT - CURRENT GUARANTEE PERIOD(S):                             [3,5,7, and 10 years]

GENERAL ACCOUNT AND GUARANTEED TERM ACCOUNT MINIMUM ANNUAL INTEREST RATE:          3.00%

VARIABLE ACCOUNT(S):  Variable Annuity Account

                                            Years Since Purchase Payment
                                            ----------------------------
DEFERRED SALES CHARGE:              0-1     1-2      2-3      3-4      4-5      5-6     6-7      7 and thereafter
                                    ---     ---      ---      ---      ---      ---     ---      ----------------
                                    7%      7%       6%       6%       5%       4%      3%               0%

The deferred sales charge is applied to Purchase Payments withdrawn or surrendered from this contract.

ANNUAL MAINTENANCE FEE
A fee of $30 will be applied on each Contract Anniversary and at surrender when the greater of: (a) Contract Value; or (b) Purchase Payments less withdrawals is less than $50,000. The annual maintenance fee will be deducted on a pro-rata basis from the Contract Values in the Variable Account.

TRANSFER CHARGE                                                                  Current            Maximum
                                                                                 -------            -------
A charge deducted from the transfer amount when the frequency of transfer          $ 0                $10
exceeds twelve per Contract Year.

CHARGES TO VARIABLE ACCOUNT
A daily charge deducted from any portion of the Contract Value allocated to the Variable Account. The deduction is the daily equivalent of the annual percentage shown below:

Administrative Charge:                                                    0.15%
Mortality and Expense Risk Charge prior to Annuity Commencement:          1.05%
Mortality and Expense Risk Charge after Annuity Commencement:             1.20%

OPTIONAL RIDERS AND CHARGES
[None]

[Highest Anniversary Value Death Benefit - annual charge of 0.15% deducted as a daily equivalent from Contract Values allocated to the Variable Account.]

[5% Death Benefit Increase - annual charge of 0.25% deducted as a daily equivalent from Contract Values allocated to the Variable Account]

[Premier Death Benefit - annual charge of 0.35% deducted as a daily equivalent from Contract Values allocated to the Variable Account]


02-70067                                                        Minnesota Life 1

DEFINITIONS

ACCUMULATION UNIT
An accounting unit of measure used to calculate the value of a Sub-Account of this contract before Annuity Payments begin.

ANNUITANT
The person you name on whose life Annuity Payments may be determined. An Annuitant's life may also be used to determine the value of death benefits and to determine the Maturity Date. The Annuitant must be the same as the Owner except in situations where the Owner is other than a natural person such as a trust, corporation, or similar entity, or where otherwise agreed to by us.

ANNUITY COMMENCEMENT DATE
The date on which Annuity Payments are elected to begin. This may be the Maturity Date or a date you select prior to the Maturity Date.

ANNUITY PAYMENTS
A series of payments for one of the following periods of time: the life of the Annuitant; the life of the Annuitant with a minimum number of payments; joint lifetime and thereafter during the lifetime of the survivor; or, payments for a designated period. Annuity Payments made at regular intervals are due and payable on dates agreed upon between you and us.

ANNUITY UNIT
An accounting unit of measure used to calculate the value of Annuity Payments under a variable Annuity Payment option.

ASSUMED INVESTMENT RETURN ("AIR")
The annual investment return used to determine the initial variable Annuity Payment under this contract. One or more rates may be available for election at the Annuity Commencement Date.

BENEFICIARY
The person, persons or entity designated to receive any death benefit proceeds payable on the death of any Owner prior to the Annuity Commencement Date; or to receive any remaining annuity benefits payable on the death of the Annuitant after the Annuity Commencement Date. Prior to the Annuity Commencement Date the Beneficiary will be the first person on the following list who is alive on the date of death: the Joint Owner (if any), the primary (class 1) Beneficiary, the secondary (class 2) Beneficiary or, if none of the above is alive, to the executor or administrator of your estate.

CONTRACT ANNIVERSARY
The same day and month as the Contract Date for each succeeding year of this contract.

CONTRACT DATE
The effective date of this contract. It is also the date from which we determine Contract Anniversaries and Contract Years.

CONTRACT VALUE
The sum of your values in the General Account, the Guarantee Periods of the Guaranteed Term Account, and the Sub-Accounts of the Variable Account on any Valuation Date prior to the Annuity Commencement Date.

CONTRACT YEAR
A period of one year beginning with the Contract Date or Contract Anniversary.

FUND
The mutual fund or separate investment portfolio within a series mutual fund which is designated as an eligible investment for a Sub-Account of the Variable Account.

GENERAL ACCOUNT
All assets of Minnesota Life other than those allocated to separate accounts established by us. We have exclusive and absolute ownership of the assets of the General Account.

GUARANTEE PERIOD
A period of one or more years, for which the current interest rate is guaranteed.

02-70067                                                        Minnesota Life 2

GUARANTEED TERM ACCOUNT
A non-unitized separate account providing Guarantee Periods of different lengths. Amounts allocated to the Guarantee Periods of the Guaranteed Term Account are credited with interest rates guaranteed by us for the entire Guarantee Period. The assets of the Guaranteed Term Account are ours and are not subject to claims arising out of any other business of ours.

JOINT ANNUITANT
The person named as Joint Annuitant on page one and who may receive lifetime benefits with the Annuitant. Joint Annuitants will be considered a single entity.

JOINT OWNER
If more than one Owner has been designated, each Owner shall be a Joint Owner of the contract. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise permitted by us.

MARKET VALUE ADJUSTMENT ("MVA")
The adjustment made to any amount you withdraw, surrender, apply to provide Annuity Payments, or transfer from the Guaranteed Term Account prior to the Renewal Date. This adjustment may be positive or negative and reflects the impact of changes in applicable interest rates between the time the Purchase Payment, transfer, or renewal is allocated to the Guaranteed Term Account and the time of the withdrawal, surrender, Annuity Payment election or transfer.

MATURITY DATE
The date this contract matures. The Maturity Date will be the first of the month following the later of: (a) the Annuitant's 85th birthday; or (b) ten years after the Contract Date.

OWNER
The person(s) who has (have) all rights under this contract. If your contract names Joint Owners, Owner means both Joint Owners. Any named Owner must be under the age of 91 as of your Contract Date. If your contract allows you to change Owners after the contract is issued, any new Owners must be under the age of 91 at the time of change or addition.

PURCHASE PAYMENTS
Amounts paid to us as consideration for the benefits provided by this contract.

RENEWAL DATE
The first day following the last day of any Guarantee Period in the Guaranteed Term Account. If this date is not a Valuation Date, the renewal will occur on the next available Valuation Date.

SUB-ACCOUNT
The subdivisions of the Variable Account to which you may allocate your Purchase Payments or transfers. The assets of the Sub-Accounts are invested in the corresponding Funds.

SURRENDER VALUE
The amount payable to you on surrender of this contract. The Surrender Value is equal to the Contract Value less the annual maintenance fee and adjusted for any applicable MVA and deferred sales charge.

TREASURY RATE
Treasury Rate means the weekly average of the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE
Any date on which a Fund is valued.

VALUATION PERIOD
The period between successive Valuation Dates.

VARIABLE ACCOUNT
The separate investment account(s) named on page one and used for this class of contracts under Minnesota law. The Variable Account is comprised of several Sub-Accounts. The assets of the Variable Account are ours and are not subject to claims arising out of any other business of ours.


Minnesota Life 3                                                        02-70067

WE, OUR, US
Minnesota Life Insurance Company.

WRITTEN REQUEST
A written notice, signed by you, in a form approved by or acceptable to us. In some cases, we may require that this contract be sent in with your Written Request.

YOU, YOUR
The person named as the Owner or Joint Owner on page 1.


GENERAL PROVISIONS

ENTIRE CONTRACT
This contract, the copy of your application attached to it, and any amendments, endorsements or riders contain the entire contract between you and us. Any statements made in the application either by you or the Annuitant will, in the absence of fraud, be considered representations and not warranties. Any statement made either by you or the Annuitant will not be used to void this contract or defend against a claim under this contract unless the statement is contained in the application. We shall not be liable for any payment based upon information given to us in error or not provided to us.

Any additional rider or agreement attached to this contract will become part of this contract. It will be subject to the terms and conditions of this contract unless we state otherwise in the agreement.

MODIFICATION OF CONTRACT
Modifications to this contract or any waiver of our rights or requirements under this contract can only be made by the written authorization of an officer of Minnesota Life. No representative or other person has the authority to change or waive any provisions of this contract. No modification will adversely affect your rights under this contract unless the modification is made to comply with a law or government regulation. You will have the right to accept or reject such a modification.

CHANGE IN VARIABLE ACCOUNT OPERATION
At our election and subject to any necessary vote by persons having the right to give instructions on the voting of the Fund shares held by the Sub-Accounts, the separate account:

- may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law;
- may be de-registered under the Investment Company Act of 1940 in the event registration is no longer required; or
-        may be combined with one or more separate accounts.

We also reserve the right, subject to any applicable law, to make certain changes including the right to add, eliminate, or substitute any Fund offered under the contract. Substitution may be with respect to existing Contract Values, future Purchase Payments and/or future Annuity Payments. No transfer of assets from one separate account to another affecting Owners of contracts delivered in a given state can be made except, where required, with the approval of the Insurance Commissioner of that state.

REPORTS TO OWNERS
At least annually, we will send you a report that will show your Contract Value, a summary of transactions, any fees or charges incurred since the last report, and any other information that may be required. Values will be as of a date within two months of its mailing.

MISSTATEMENT OF AGE OR SEX
If the age or sex of the Owner or Annuitant has been misstated, we will adjust the benefits and amounts payable under this contract to those that would have been paid based upon the corrected age or sex. In the case of an overpayment, we may either deduct the required amount from future payments under this contract; or, we may require you to pay us the difference; or we may do both until we are fully repaid. In the case of an underpayment, we will pay the difference in a lump sum.


02-70067                                                        Minnesota Life 4

PROOF OF AGE, SEX, OR SURVIVAL
We may require satisfactory proof of correct age and sex when Annuity Payments begin. We have the right to require proof of the life or death of any person on whose life or death determines whether, to whom, and how much we must pay any benefits under this contract.

DELAY OF PAYMENTS
Generally, we will make payment within seven days from our receipt of the Written Request in a form satisfactory to us. Payment of amounts from the Variable Account may be delayed under certain circumstances. These include:

- a closing of the New York Stock Exchange other than on a regular holiday or weekend;
-        a trading restriction by the Securities and Exchange Commission; or
-        an emergency declared by the Securities and Exchange Commission.

We reserve the right to delay payments or transfers from the General Account or Guaranteed Term Account for up to six months.

BASIS OF VALUES
A detailed statement showing how values are determined has been filed with the state insurance departments. All values and reserves for this contract are at least equal to those required by the laws of the state in which this contract is issued.

INCONTESTABILITY
We will not contest this contract.

ASSIGNMENT
Unless this contract provides otherwise, you may assign all rights to this contract during the lifetime of the Annuitant. We will not be bound by any assignment until we have recorded written notice of it at our home office. We are not responsible for the validity of any assignment. An assignment will not apply to any payment or action made by us before it was recorded.

Any proceeds payable to an assignee will be paid in a single sum. Any claim made by an assignee will be subject to proof of the assignee's interest and the extent of the assignment. If this contract is issued pursuant to a retirement plan which receives favorable tax treatments under the provisions of Section 401, 403, 404, 408, 408A, or 457 of the Internal Revenue Code, then it may not be assigned, pledged or otherwise transferred except under such conditions as may be allowed under applicable law.

CLAIMS OF CREDITORS
To the extent permitted by law, no benefit provided by this contract will be subject to any creditor's claim or process of law.

NON-PARTICIPATING
This contract is non-participating. No dividends will be paid under this contract.

CONTRACT TERMINATION
This contract will terminate on the earliest of these conditions:

-        you withdraw the entire Surrender Value;
-        the Owner dies and any death benefit due has been paid;
-        Annuity Payments cease.

We may, in our discretion, cancel a contract if you do not make any Purchase Payments for a period of two or more full Contract Years and both (a) the total Purchase Payments, less any withdrawals and associated charges, and (b) the Contract Value are less than $2,000. If such a cancellation takes place, we will pay the Contract Value to you.

VOTING RIGHTS
If you have Variable Account accumulation or Annuity Units under this contract, you may direct us with respect to the voting rights of Fund shares held by us and attributable to this contract where shareholder approval is required by law.


Minnesota Life 5                                                        02-70067

PURCHASE PAYMENTS

FLEXIBLE PURCHASE PAYMENTS
Purchase Payments are credited to the contract on the Valuation Date coincident with or next following the day they are received in our home office. If they are received on a day that is not a Valuation Date, those amounts will be credited on the next Valuation Date. Checks must be made payable to "Minnesota Life".

This is a flexible premium contract and you may choose when to make additional Purchase Payments. You may make additional Purchase Payments at any time before the Annuity Commencement Date, while the Owner is still living, and this contract is in force. Additional Purchase Payments may not be made during periods in which you are eligible for a withdrawal or surrender without charge due to your confinement in a hospital or medical care facility or in the event you are diagnosed with a terminal illness. Eligibility for these benefits is as defined in the "Withdrawal and Surrender" section of this contract.

AUTOMATIC PAYMENT OPTIONS
We may permit you to establish an automatic payment plan providing your bank or other financial institution consents to have your Purchase Payments automatically withdrawn from your account and paid directly to us. We may also permit your employer to remit Purchase Payments on your behalf.

PURCHASE PAYMENT LIMITATIONS
Total Purchase Payments may not exceed $5,000,000 for the same Owner or Annuitant without our prior consent. The initial Purchase Payment is shown on page one. Any subsequent Purchase Payments must be at least $500. These minimums may not apply under certain automatic or group payment plans that may be established and agreed to by us.

DEDUCTIONS FROM PURCHASE PAYMENTS
Generally, there are no deductions made from the Purchase Payments. However, we reserve the right to make a deduction from the Purchase Payments for state premium taxes, where applicable.

ALLOCATION OF PURCHASE PAYMENTS
Purchase Payments are allocated to the General Account, Guaranteed Term Account, or the Sub-Accounts of the Variable Account as you direct. You may change your allocation for future Purchase Payments by giving us written notice or by telephone where permitted. Purchase Payments received with incomplete allocation instructions will be returned in full if we cannot credit them within five valuation days after receipt.

During the 20-day period (or, if longer, the right to cancel period as defined by your state plus 10 days) following receipt of the initial Purchase Payment into this contract, we will allocate Purchase Payments directed to the variable Sub-Accounts to the Money Market Sub-Account of the Variable Account. At the end of this period, these Purchase Payments will be transferred as specified in your allocation instructions.

GENERAL ACCOUNT
Purchase Payments allocated to the General Account will be credited interest at an annual rate at least equal to the guaranteed rate shown on page one. At our discretion, we may offer different interest rates if you participate in an automatic investment program. We also reserve the right to credit different interest rates to values transferred to the General Account and to new Purchase Payments.

GUARANTEED TERM ACCOUNT
The Guaranteed Term Account provides interest rate Guarantee Periods of different lengths. The Guarantee Periods available on the Contract Date are shown on page one. Interest will be credited at an annual rate at least equal to the guaranteed rate shown on page one. Withdrawals, surrender, amounts applied to provide Annuity Payments, and transfers from Guarantee Periods prior to the Renewal Date may be subject to a Market Value Adjustment.

To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods that differ from those shown on page one. We also reserve the right to stop accepting new Purchase Payments, transfers, or renewals for a particular Guarantee Period.

At the end of the Guarantee Period, you may elect the same Guarantee Period, if available, at the then current interest rate, select a different Guarantee Period, or transfer to the General Account or Sub-Accounts of the Variable Account. The Guarantee Period for an allocation may not extend beyond the Maturity Date.


02-70067                                                        Minnesota Life 6

If we do not receive instructions from you prior to the Renewal Date of each Guarantee Period, we will select a Guarantee Period which will be the same as the one which has just expired. The interest rate applicable to the new Guarantee Period may be higher or lower than the interest rate that was credited to the expired Guarantee Period. If, at the time of renewal, a Guarantee Period of the same length is no longer available, we will select the next shortest available Guarantee Period. If no Guarantee Period is available that meets these criteria, we will allocate your value to the General Account.

VARIABLE ACCOUNT
The Variable Account is divided into Sub-Accounts. Each Sub-Account invests its assets in a corresponding Fund at the Fund's net asset value. Purchase Payments are allocated to Sub-Accounts in accordance with your instructions or with the terms of this contract. They may also be allocated to any other Sub-Account that may be established by us under the Variable Account for contracts of this class.


CONTRACT CHARGES

DEFERRED SALES CHARGE
The deferred sales charge may be assessed upon withdrawal or surrender of Purchase Payments. It applies during the seven-year period following the receipt of each Purchase Payment. The amount withdrawn plus any deferred sales charge is deducted from the Contract Value. The amount of the deferred sales charge is determined from the percentages shown in the table below. For purposes of determining the amount of deferred sales charge, Purchase Payments will be withdrawn on a first-in, first-out basis.

                                            Years Since Purchase Payment
Deferred Sales Charge:              0-1     1-2      2-3      3-4      4-5      5-6     6-7      7 and thereafter
                                    ---     ---      ---      ---      ---      ---     ---      ----------------
                                    7%      7%       6%       6%       5%       4%      3%                0%

The amount of the deferred sales charge is determined by: (a) calculating the number of years each Purchase Payment being withdrawn has been in the contract;
(b) multiplying each Purchase Payment being withdrawn by the appropriate deferred sales charge percentage from the table; and (c) adding the deferred sales charge from all Purchase Payments calculated in (b).

WAIVER OF DEFERRED SALES CHARGE
The deferred sales charge will not apply to:

-        Amounts payable as a death benefit.
- Amounts applied to provide Annuity Payments under an Annuity Payment option.
- A withdrawal or surrender requested after the first Contract Anniversary if you are confined to a hospital or medical care facility as defined in the "Withdrawal and Surrender" section of this contract.
- A withdrawal or surrender requested after the first Contract Anniversary if you are diagnosed with a terminal illness as defined in the "Withdrawal and Surrender" section of this contract.
- A one-time withdrawal or surrender requested after the first Contract Anniversary if you become unemployed as defined in the "Withdrawal and Surrender" section of this contract.
- Amounts withdrawn to pay the annual maintenance fee, transfer charge, or periodic charges for optional benefit riders.
-        Amounts withdrawn in any Contract Year that are less than or equal to:
         15% of Purchase Payments not previously withdrawn and received by us during the current Contract Year plus the greater of:

         (a) Contract Value less Purchase Payments not previously withdrawn as of the most recent Contract Anniversary; or
         (b) 15% of the sum of Purchase Payments not previously withdrawn and received by us within seven years as of the most recent Contract Anniversary.

- Amounts in excess of the free withdrawal described above, withdrawn in any Contract Year to satisfy the IRS required minimum distribution for this contract. Applicable contracts include those issued pursuant to a retirement plan under the provisions of Section 401, 403, 404, 408, or 457 of the Internal Revenue Code.

ANNUAL MAINTENANCE FEE
An annual maintenance fee will apply as shown on page one.


Minnesota Life 7                                                        02-70067

TRANSFER CHARGE
We reserve the right to deduct a transfer charge, not to exceed $10, for each transfer when such transfer requests exceed twelve per Contract Year. If applied, this charge will reduce the amount of your transfer.

MORTALITY AND EXPENSE RISK CHARGE
This charge compensates us for the risks we assume in providing mortality guarantees under this contract and that deductions provided for in this contract will be sufficient to cover our actual expenses. Actual results incurred by us will not adversely affect any payments or values under this contract. The charge is deducted from the Sub-Accounts of the Variable Account at the daily equivalent of the annual rate shown on page one.

ADMINISTRATIVE CHARGE
The administrative charge compensates us for administrative expenses incurred by us. The charge is deducted from the Sub-Accounts of the Variable Account at the daily equivalent of the annual rate shown on page one.


MARKET VALUE ADJUSTMENT

MARKET VALUE ADJUSTMENT (MVA) CALCULATIONS
Amounts withdrawn, surrendered, applied to provide Annuity Payments, or transferred from the Guarantee Periods of the Guaranteed Term Account prior to their Renewal Date may be subject to a Market Value Adjustment. The MVA may increase or decrease the value of the Guaranteed Term Account.

The MVA will be calculated by multiplying the amount withdrawn, surrendered, applied to provide Annuity Payments, or transferred by the MVA factor. Amounts will be withdrawn from each Guarantee Period of the Guaranteed Term Account on a first-in, first-out, basis.

The MVA factor is equal to:

                            (1+i)   (n/12)
                       [------------]        -1
                        (1+j+0.0025)

where i = Treasury Rate for the week prior to the date of allocation into the Guaranteed Term Account for a maturity equal to the Guarantee Period.

         j = Treasury Rate for the week prior to the date of withdrawal, surrender, application to provide Annuity Payments or transfer, with a maturity equal to the number of whole months remaining in the Guarantee Period.

         n = the number of whole months remaining in the Guarantee Period.

If a Treasury Rate maturity is not available for the necessary period, we will determine the rate by linear interpolation based on the Treasury Rates with maturity closest to the period being measured. If Treasury Rates are no longer available, we will use an appropriate rate approved by the Insurance Department of the state having jurisdiction over this contract.

The amount of the MVA will never exceed, in a positive or negative direction, the excess interest earned on the Guarantee Period from which the withdrawal, surrender, amount applied to provide Annuity Payments, or transfer is to be made. For this purpose, excess interest is defined as the dollar amount of interest earned on each allocation into a Guarantee Period of the Guaranteed Term Account in excess of interest earned based on the minimum guaranteed interest rate shown on page one.

WAIVER OF MARKET VALUE ADJUSTMENT
There will be no Market Value Adjustment in the following situations:

- Withdrawals, surrenders, amounts applied to provide Annuity Payments, or transfers occurring within 30 days prior to or immediately following the Renewal Date of each Guarantee Period.
-        Amounts payable as a death benefit.
- Amounts withdrawn to pay the annual maintenance fee or periodic charges for optional benefit riders.


02-70067                                                        Minnesota Life 8

CONTRACT VALUE

DETERMINATION OF CONTRACT VALUE
Your Contract Value is the sum of your values, determined separately for the General Account, each Guarantee Period of the Guaranteed Term Account, and for each Sub-Account of the Variable Account on any Valuation Date prior to the Annuity Commencement Date.

In the General Account, your value is the sum of all Purchase Payments and transfers allocated to the General Account plus interest, less any transfers, withdrawals, or amounts applied to provide Annuity Payments from the General Account, and any previously applied deferred sales charge or fees.

In the Guaranteed Term Account, your value is the Purchase Payment or Contract Value allocated to each Guarantee Period plus interest, less any transfers, withdrawals, or amounts applied to provide Annuity Payments from that Guarantee Period, and any previously applied deferred sales charge, fees, and MVAs.

We will credit interest on values in the General Account and Guaranteed Term Account on a daily basis. Interest will be credited from the Valuation Date on which a Purchase Payment is applied or values are transferred into the General or Guaranteed Term Account until the date of withdrawal, surrender, transfer or application to provide Annuity Payments.

In the Variable Account, your value in each Sub-Account is the current number of your Accumulation Units multiplied by the Accumulation Unit value.

ACCUMULATION UNITS
The number of Accumulation Units credited with respect to each Purchase Payment or transfer is determined by dividing the portion of the Purchase Payment allocated to each Sub-Account by the then current Accumulation Unit value for that Sub-Account. Once determined, the number of Accumulation Units will not be affected by changes in the Accumulation Unit value. However, the total number of Accumulation Units for a Sub-Account will be affected by future contract transactions including that Sub-Account. Subsequent Purchase Payments and transfers to each Sub-Account will increase the units of that Sub-Account. Deductions for annual maintenance fees, periodic charges for optional rider benefits, deferred sales charge, and transfers, withdrawals, or amounts applied to provide Annuity Payments, from each Sub-Account will decrease the units of that Sub-Account.

The Accumulation Unit value may increase or decrease on each Valuation Date. The amount of any increase or decrease will depend on the net investment experience of the Sub-Account of the Variable Account during the Valuation Period. The value of an Accumulation Unit for each Sub-Account is set to an initial value (e.g., $1.00) on the first Valuation Date. For any subsequent Valuation Date, its value is equal to its value on the preceding Valuation Date multiplied by the net investment factor for that Sub-Account for the Valuation Period ending on the subsequent Valuation Date.

NET INVESTMENT FACTOR
The net investment factor for a Valuation Period is the gross investment rate for such Valuation Period, less a deduction for the charges to the Variable Account including any applicable optional benefit riders as shown on page one.

The gross investment rate is equal to:

         (a) the net asset value per share of a Fund share held in the Sub-Account of the Variable Account determined at the end of the current Valuation Period; plus
         (b) the per-share amount of any dividend or capital gain distributions by the Fund if the "ex-dividend" date occurs during the current Valuation Period; divided by
         (c) the net asset value per share of that Fund share held in the Sub-Account determined at the end of the preceding Valuation Period.

TRANSFERS

GENERAL TRANSFER INFORMATION
A transfer is a reallocation of amounts under this contract between the General Account, one or more Guarantee Periods of the Guaranteed Term Account, and the Sub-Accounts of the Variable Account subject to the limitations described below. You may make transfers by Written Request or, where permitted, by telephone.


Minnesota Life 9                                                        02-70067

TRANSFER PROVISIONS BEFORE ANNUITY COMMENCEMENT
You may transfer values from the General Account to any Guarantee Periods of the Guaranteed Term Account then being offered. You may also transfer to the Sub-Accounts of the Variable Account. Such transfers are limited to once per Contract Year and to no more than 20% of the General Account Contract Value as of the date of transfer. At our discretion, we may waive this limit for systematic investment programs.

Transfers from the Guarantee Periods of the Guaranteed Term Account may be made to the General Account, any Guarantee Period of the Guaranteed Term Account then being offered, or to any Sub-Account of the Variable Account. Such transfers will be subject to a Market Value Adjustment as described in the section of this contract titled "Market Value Adjustment".

You may make transfers among Sub-Accounts of the Variable Account or from the Variable Account to the General Account or to any Guarantee Periods of the Guaranteed Term Account then being offered. We will make the transfer based on the Accumulation Unit values on the Valuation Date coincident with or next following the day we receive the request at our home office.

Transfers may be subject to a transfer charge as described in the section of this contract titled "Contract Charges".

TRANSFER PROVISIONS AFTER ANNUITY COMMENCEMENT
During the Annuity Payment period, amounts held as annuity reserves may be transferred among the variable Sub-Accounts or to the General Account to provide a fixed Annuity Payment. Amounts held as reserves for the payment of fixed Annuity Payments may not be transferred to the variable Sub-Accounts.

Unless otherwise agreed to by us, we require transfers during the Annuity Payment period to meet the following conditions:

- The transfer of an annuity reserve amount from any Sub-Account must be at least equal to $1,000, or the entire amount of the reserve remaining in that Sub-Account, if less.
-        Transfers are limited to one per Contract Year.
- We must receive a Written Request, signed by the Annuitant and Joint Annuitant, if any, at least 30 days in advance of the date of the Annuity Payment subject to the transfer.

When you request a transfer, it will be effective for future Annuity Payments. Your transfer will occur as of the Annuity Payment Valuation Date prior to the next Annuity Payment affected by your request. We will use the same valuation procedures that we describe to determine an initial variable Annuity Payment or fixed Annuity Payment. Your Annuity Payment option will remain the same.

Transfers among Sub-Accounts of the Variable Account will be made on the basis of Annuity Unit values. The number of Annuity Units from the Sub-Account being transferred will be converted to a number of Annuity Units in the new Sub-Account. After this conversion, a number of Annuity Units in the new Sub-Account will be payable under the elected option. The first payment after conversion will be of the same dollar amount as it would have been without the transfer. The number of Annuity Units will be set at that number of units which are needed to pay that same amount on the transfer date.

Transfers to the General Account to provide a fixed Annuity Payment will be based upon the adjusted age of the Annuitant and any Joint Annuitant at the time of the transfer.


WITHDRAWAL AND SURRENDER

WITHDRAWAL PROVISIONS
At any time before Annuity Payments begin, you may request a partial withdrawal from the Contract Value. You must make a Written Request for any withdrawals. The amount of any withdrawal must be for at least $250. We may treat any partial withdrawal that leaves a Contract Value of less than $1,000 as a complete surrender of the contract.

In the event of a withdrawal, the Contract Value will be reduced by the amount requested and any applicable deferred sales charge. In addition, withdrawals from any of the Guarantee Periods of the Guaranteed Term Account may be subject to a Market Value Adjustment which may increase or decrease the amount of the


02-70067                                                       Minnesota Life 10
withdrawal. The amount withdrawn may also reflect any required or requested federal and/or state income tax withholding.

Unless otherwise instructed by you, withdrawals will be made from your values in the General Account, each Guarantee Period of the Guaranteed Term Account, and each Sub-Account of the Variable Account on a pro-rata basis relative to your Contract Value. Amounts withdrawn from the General Account and the Guaranteed Term Account will be withdrawn on a first-in, first-out basis. Withdrawal values will be determined as of the Valuation Date coincident with or next following the date your Written Request is received at our home office.

CONTRACT SURRENDER
At any time before Annuity Payments begin, you may surrender this contract for its Surrender Value. The Surrender Value will be determined as of the Valuation Date coincident with or next following the date your Written Request is received at our home office.

UNEMPLOYMENT WAIVER
At any time after the first Contract Anniversary the deferred sales charge will be waived for a single withdrawal or surrender of your contract if you become unemployed. To exercise this benefit, you must apply within 180 days of receipt of your first unemployment compensation payment. You must provide us with proof, satisfactory to us, that you have been receiving unemployment benefits for at least 60 consecutive days. You may also be required to provide proof of your full-time employment (at least 30 hours per week) as of your Contract Date.

If the Owner, or Annuitant in the case of a contract owned by a non-natural person, is changed in accordance with the provisions of this contract, a one-year waiting period will apply before the new Owner or Annuitant is eligible for this benefit.

HOSPITAL, MEDICAL CARE AND TERMINAL ILLNESS WAIVERS
Deferred sales charge will not apply when:

- A withdrawal or surrender is requested any time after the first Contract Anniversary if you are confined to a hospital or medical care facility for at least 90 consecutive days. The request must be made while you are still confined or within 60 days after the discharge from a hospital or medical care facility after a confinement of at least 90 consecutive days. Medical care facility means a facility operated pursuant to law or any state licensed facility providing medically necessary inpatient care which is: (a) prescribed by a licensed Physician in writing; and (b) based on physical limitations which prohibit daily living in a non-institutional setting.
- A withdrawal or surrender is requested any time after the first Contract Anniversary if you are diagnosed with a terminal illness. Terminal illness is a condition: (a) diagnosed by a licensed Physician; and (b) expected to result in death within 12 months.

For purposes of these provisions, we must receive due proof, satisfactory to us, of your confinement or terminal illness in writing. These provisions will not apply to any withdrawal taken prior to the date we receive satisfactory proof. Physician means: (a) a licensed medical doctor (MD) or a licensed doctor of osteopathy (DO) practicing within the scope of his or her license; and (b) not you, the Annuitant or a member of either the Annuitant's or your immediate family. If the Owner, or Annuitant in the case of a contract owned by a non-natural person, is changed subject to the provisions of this contract, a one-year waiting period will apply before the new Owner or Annuitant is eligible for this benefit.


ANNUITY PAYMENT BENEFITS

ANNUITY COMMENCEMENT DATE
Annuity Payments begin on the Maturity Date shown on page one of this contract, or on the Annuity Commencement Date, if earlier. If you wish to change the Annuity Commencement Date, you must notify us in writing at least 30 days before Annuity Payments are to begin.

ELECTION OF ANNUITY PAYMENT OPTION
You may elect, by Written Request, any one of the Annuity Payment options described below or any Annuity Payment option offered by us at the time of your election. Annuity Payments will be payable on a monthly basis unless otherwise agreed to by us. The Annuity Payment option may not be changed on or after the Annuity Commencement Date. If no election is provided, Annuity Payments will be made on the basis of option 2A, a life annuity with a period certain of 120 months.

The following Annuity Payment options are available:


Minnesota Life 11                                                       02-70067

Option 1 - Life Annuity - Annuity Payments payable for the lifetime of the Annuitant, ending with the last payment due prior to the Annuitant's death.

Option 2 - Life Annuity with a Period Certain - Annuity Payments payable for the lifetime of the Annuitant; provided, if the Annuitant dies before payments have been made for the entire period certain, those remaining certain payments will be made to the Beneficiary. The period certain may be for 120 months (Option
2A); for 180 months (Option 2B); or for 240 months (Option 2C).

Option 3 - Joint and Last Survivor - Annuity Payments payable for the joint lifetimes of the Annuitant and designated Joint Annuitant. The payments end with the last payment due before the survivor's death. If this option is elected, the contract and payments shall be the joint property of the Annuitant and the designated Joint Annuitant.

Option 4 - Fixed Period - Annuity Payments payable for a fixed period of ten to twenty years. If the Annuitant dies before all payments for the fixed period are received, payments will continue for the remainder of the fixed period to the Beneficiary.

ANNUITY CALCULATION AND PAYMENT DATES
The annuity calculation date will be no more than five valuation days prior to the Annuity Commencement Date. You may elect variable Annuity Payments, fixed dollar Annuity Payments, or a combination of fixed and variable Annuity Payments. The amount available for Annuity Payments is the Contract Value adjusted for any applicable Market Value Adjustment in the Guaranteed Term Account and any applicable premium tax not previously deducted from Purchase Payments.

If you elect variable Annuity Payments, the amount available for Annuity Payments, as described above, is applied to your selected Sub-Accounts. If you elect fixed dollar Annuity Payments, the amount available for Annuity Payments, as described above, will be applied to the General Account. Without our prior consent, the maximum amount that may be applied under this contract for a fixed dollar Annuity Payment is $1,000,000.

If, when Annuity Payments are elected, we are using tables of annuity purchase rates for this class of contracts that would result in a larger Annuity Payment than those shown in this contract, we will base the payments on those tables instead.

FIXED ANNUITY PAYMENTS
The tables in Appendix A show the amount of guaranteed monthly fixed Annuity Payment that can be provided with each $1,000 of available value. The dollar amount of each payment depends upon the Annuity Payment option selected, the adjusted age of any Annuitant and Joint Annuitant, and the amount applied.

VARIABLE ANNUITY PAYMENTS
The tables in Appendix B show the amount of the first monthly variable Annuity Payment that can be provided with each $1,000 of available value. The dollar amount of the first payment depends upon the Annuity Payment option selected, the adjusted age of any Annuitant and Joint Annuitant, the amount applied, and the Assumed Investment Return.

A number of Annuity Units are determined by dividing this dollar amount by the then current Annuity Unit value. This determination is made separately for each Sub-Account of the Variable Account. The number of Annuity Units remains unchanged during the period of Annuity Payments, except for transfers and in the case of certain joint Annuity Payment options that provide for a reduction in payment after the death of an Annuitant.

The dollar amount of the second and later variable Annuity Payments is equal to the number of Annuity Units determined for each Sub-Account multiplied by the annuity unit value for that Sub-Account. The payment amount may increase or decrease. The dollar amount determined for each Sub-Account will be aggregated for purposes of making payment.

ANNUITY UNIT VALUE
The value of an Annuity Unit for each Sub-Account of the Variable Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:

(a) the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Date by
(b) the net investment factor for that Sub-Account for the Valuation Date for which the Annuity Unit value is being calculated; and by
(c)      a factor that neutralizes the Assumed Investment Return


02-70067                                                       Minnesota Life 12

MINIMUM PAYMENT
The first payment must be at least equal to the minimum payment amount according to our rules then in effect. If at any time, payments become less than the minimum payment amount, we have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, we may make an alternative arrangement with you.


DEATH BENEFITS

AMOUNT PAYABLE AT DEATH PRIOR TO THE ANNUITY COMMENCEMENT DATE
If any Owner dies before Annuity Payments begin, we will pay the death benefit of this contract to the Beneficiary. If the Owner of this contract is other than a natural person, such as a trust or other similar entity, we will pay the death benefit to the Beneficiary on the death of the Annuitant. The entire value of the contract must be distributed within five years from the date of death except as otherwise provided for below.

The Guaranteed Minimum Death Benefit will be the greater of:

(a)      the Contract Value; or
(b) the sum of Purchase Payments adjusted pro-rata for any amounts previously withdrawn.

The value of the death benefit will be determined as of the Valuation Date coincident with or next following the day we receive due proof of death at our home office. Any amounts due as a death benefit in excess of the Contract Value will be directed into the Money Market Sub-Account in fulfillment of the death benefit provisions of the contract.

We will pay the death benefit in a single sum unless another form of settlement has been requested and agreed to by us as of the date we receive all information necessary to make payment.

If any portion of the death benefit is payable to your designated Beneficiary who is not your surviving spouse, that Beneficiary may elect an Annuity Payment option measured by a period not longer than that Beneficiary's life expectancy. Annuity Payments must begin no later than one year after your death.

If any portion of the contract interest is payable to your designated Beneficiary who is your surviving spouse, the surviving spouse shall be treated as the contract Owner for purposes of: (a) when payments must begin; and (b) the time of distribution in the event of death. If a surviving spouse elects to assume his or her deceased spouse's contract, there may be an adjustment to the Contract Value in the form of a death benefit for the death of the original Owner. The death benefit may only be exercised at the death of the original Owner and at the death of the first surviving spouse.

AMOUNT PAYABLE AT DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE
If the Annuitant dies after Annuity Payments begin, payments will be made according to the terms of the Annuity Payment option selected. Under Option 2 and 4, the Beneficiary may elect to have the present value of the remaining period certain payments (commuted value) paid in a lump sum. The commuted value will be based on the then current dollar amount of one payment and the same interest rate that served as a basis for the annuity. The remaining value in the contract must be distributed at least as rapidly as under the Annuity Payment option in effect as of the Annuitant's death.

PROOF OF DEATH
Proof of any claim under this contract, satisfactory to us, must be submitted in writing to us at our home office. Generally, we require a certified death certificate as proof of death. However, in the event that a certified death certificate is unavailable, we may accept one of the following:

(a)      A copy of a certified death certificate.
(b) A copy of a certified decree of a court of competent jurisdiction as to the finding of death.
(c) A written statement signed by a medical doctor who attended the deceased at the time of death.
(d)      Any other written proof satisfactory to us.

BENEFICIARIES
The death benefit will be payable to the Beneficiary or Beneficiaries as named in the application for this contract unless subsequently changed by you. To change the Beneficiary, you must submit a Written Request to us. Such a request will not be effective until it is recorded in our home office records. After it has been recorded, it


Minnesota Life 13                                                       02-70067
will take effect as of the date you signed the request.
However, it will not apply to any death benefits paid prior to the request being recorded in our home office records.

Unless you designate otherwise, if a Beneficiary dies, his/her interest in this contract ends with their death. Only those Beneficiaries who survive will be eligible to share in a death benefit. If no Beneficiary survives you, we will pay the death benefit of this contract to the executors or administrators of your estate.


02-70067                                                       Minnesota Life 14

Minnesota Life Insurance Company, a stock company, is a subsidiary of Minnesota Mutual Companies, Inc., a mutual insurance holding company. You are a member of Minnesota Mutual Companies, Inc. which holds its annual meetings on the first Tuesday in March of each year at 3:00 p.m. local time. The meetings are held at 400 Robert Street North, St. Paul, Minnesota 55101-2098.






-        Flexible Payment Deferred Variable Annuity Contract

-        Fixed or Variable Annuity Payment Benefits

-        A Nonparticipating Contract


MINNESOTA LIFE

Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN 55101-2098

                    APPENDIX A - FIXED ANNUITY PAYMENT RATES

The following tables show the minimum dollar amount of monthly fixed Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based on an interest rate of 3.00%, compounded annually, and the Annuity 2000 Mortality Table. Dollar amounts for ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from us upon request.

Annuitant and Joint Annuitant age are determined on an age nearest birthday basis as of the Annuity Commencement Date and will be further adjusted based on the year of commencement as follows:


                         Annuity Commencement Year                           Age Adjustment
                         -------------------------                           --------------
                                2010 - 2019                                        -1
                                2020 - 2029                                        -2
                              2030 and later                                       -3



                                                            LIFE WITH                LIFE WITH                LIFE WITH
      Male Annuitant                 LIFE                  120 MONTHS               180 MONTHS               240 MONTHS
       Adjusted Age               (OPTION 1)               (OPTION 2A)              (OPTION 2B)              (OPTION 2C)
       ------------               ----------               -----------              -----------              -----------
            50                       $4.08                    $4.05                    $4.01                    $3.95
            55                        4.46                     4.41                     4.34                     4.24
            60                        4.98                     4.88                     4.75                     4.56
            65                        5.69                     5.48                     5.22                     4.88
            70                        6.67                     6.23                     5.73                     5.16
            75                        8.02                     7.08                     6.20                     5.36
            80                        9.91                     7.95                     6.55                     5.46
            85                       12.54                     8.69                     6.75                     5.50



                                                            LIFE WITH                LIFE WITH                LIFE WITH
     Female Annuitant                LIFE                  120 MONTHS               180 MONTHS               240 MONTHS
       Adjusted Age               (OPTION 1)               (OPTION 2A)              (OPTION 2B)              (OPTION 2C)
       ------------               ----------               -----------              -----------              -----------
            50                       $3.83                    $3.81                    $3.79                    $3.76
            55                        4.15                     4.13                     4.09                     4.03
            60                        4.59                     4.54                     4.46                     4.35
            65                        5.18                     5.07                     4.93                     4.71
            70                        6.01                     5.78                     5.47                     5.05
            75                        7.22                     6.67                     6.03                     5.31
            80                        9.02                     7.66                     6.47                     5.45
            85                       11.69                     8.55                     6.73                     5.50


02-70077                                      Minnesota Life Insurance Company 1

                       JOINT AND LAST SURVIVOR (OPTION 3)


                                                             Female Annuitant Adjusted Age
    Male Annuitant                                           -----------------------------
     Adjusted Age            40        45         50        55        60         65        70        75        80        85
          ---                --        --         --        --        --         --        --        --        --        --
           50              $3.27     $3.40      $3.53     $3.65     $3.76      $3.86     $3.93     $3.98     $4.02     $4.05
           55               3.30      3.45       3.61      3.77      3.94       4.08      4.21      4.30      4.37      4.41
           60               3.33      3.49       3.68      3.88      4.10       4.32      4.51      4.68      4.79      4.87
           65               3.34      3.52       3.73      3.97      4.25       4.55      4.84      5.11      5.32      5.47
           70               3.36      3.54       3.76      4.04      4.36       4.74      5.16      5.57      5.94      6.22
           75               3.36      3.55       3.79      4.08      4.45       4.90      5.43      6.02      6.60      7.10
           80               3.37      3.56       3.80      4.11      4.50       5.01      5.64      6.41      7.25      8.07
           85               3.37      3.57       3.81      4.13      4.54       5.08      5.79      6.71      7.82      9.02



                        FIXED PERIOD ANNUITY (OPTION 4)


                                      Fixed Period                        Dollar Amount
                                         Years                             of Payment
                                         -----                             ----------
                                           10                                 $9.61
                                           11                                  8.86
                                           12                                  8.24
                                           13                                  7.71
                                           14                                  7.26
                                           15                                  6.87
                                           16                                  6.53
                                           17                                  6.23
                                           18                                  5.96
                                           19                                  5.73
                                           20                                  5.51












02-70077                                      Minnesota Life Insurance Company 2

                    APPENDIX A - FIXED ANNUITY PAYMENT RATES

The following tables show the minimum dollar amount of monthly fixed Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based on an interest rate of 3.00%, compounded annually, and the Annuity 2000 Mortality Table, blended to provide genderless rate. Dollar amounts for ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from us upon request.

Annuitant and Joint Annuitant age are determined on an age nearest birthday basis as of the Annuity Commencement Date and will be further adjusted based on the year of commencement as follows:

                         Annuity Commencement Year                           Age Adjustment
                         -------------------------                           --------------
                                2010 - 2019                                        -1
                                2020 - 2029                                        -2
                              2030 and later                                       -3



                                                            LIFE WITH                LIFE WITH                LIFE WITH
        Annuitant                    LIFE                  120 MONTHS               180 MONTHS               240 MONTHS
       Adjusted Age               (OPTION 1)               (OPTION 2A)              (OPTION 2B)              (OPTION 2C)
       ------------               ----------               -----------              -----------              -----------
            50                       $3.88                    $3.86                    $3.84                    $3.80
            55                        4.22                     4.18                     4.14                     4.07
            60                        4.67                     4.61                     4.52                     4.40
            65                        5.28                     5.16                     4.99                     4.75
            70                        6.14                     5.87                     5.53                     5.08
            75                        7.38                     6.75                     6.06                     5.32
            80                        9.19                     7.72                     6.49                     5.45
            85                       11.86                     8.58                     6.73                     5.50



                       JOINT AND LAST SURVIVOR (OPTION 3)

                                                             Joint Annuitant Adjusted Age
                                                             ----------------------------
       Annuitant
      Adjusted Age           40        45         50        55        60         65        70        75        80        85
      ------------           --        --         --        --        --         --        --        --        --        --
           50              $3.27     $3.38      $3.49     $3.59     $3.68      $3.74     $3.79     $3.82     $3.85     $3.86
           55               3.31      3.45       3.59      3.73      3.86       3.97      4.06      4.12      4.16      4.18
           60               3.34      3.50       3.68      3.86      4.05       4.22      4.37      4.48      4.55      4.60
           65               3.36      3.54       3.74      3.97      4.22       4.48      4.71      4.91      5.05      5.15
           70               3.38      3.57       3.79      4.06      4.37       4.71      5.07      5.40      5.67      5.86
           75               3.39      3.58       3.82      4.12      4.48       4.91      5.40      5.91      6.38      6.75
           80               3.40      3.60       3.85      4.16      4.55       5.05      5.67      6.38      7.12      7.80
           85               3.40      3.60       3.86      4.18      4.60       5.15      5.86      6.75      7.80      8.89


02-70076                                      Minnesota Life Insurance Company 1

                         FIXED PERIOD ANNUITY (OPTION 4)

                                     Fixed Period                         Dollar Amount
                                       Years of                               Payment
                                       --------                               -------
                                           10                                 $9.61
                                           11                                  8.86
                                           12                                  8.24
                                           13                                  7.71
                                           14                                  7.26
                                           15                                  6.87
                                           16                                  6.53
                                           17                                  6.23
                                           18                                  5.96
                                           19                                  5.73
                                           20                                  5.51



02-70076                                      Minnesota Life Insurance Company 2

                   APPENDIX B - VARIABLE ANNUITY PAYMENT RATES
                        ASSUMED INVESTMENT RETURN = 4.50%

The following tables show the minimum dollar amount of initial monthly variable Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based on the Assumed Investment Return, compounded annually, and the Annuity 2000 Mortality Table. Dollar amounts for ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from us upon request.

Annuitant and Joint Annuitant age are determined on an age nearest birthday basis as of the Annuity Commencement Date and will be further adjusted based on the year of commencement as follows:

                         Annuity Commencement Year                           Age Adjustment
                         -------------------------                           --------------
                                2010 - 2019                                        -1
                                2020 - 2029                                        -2
                              2030 and later                                       -3

                                                            LIFE WITH                LIFE WITH                LIFE WITH
      Male Annuitant                 LIFE                  120 MONTHS               180 MONTHS               240 MONTHS
       Adjusted Age               (OPTION 1)               (OPTION 2A)              (OPTION 2B)              (OPTION 2C)
       ------------               ----------               -----------              -----------              -----------
            50                       $4.98                    $4.94                    $4.89                    $4.82
            55                        5.35                     5.28                     5.20                     5.08
            60                        5.86                     5.73                     5.58                     5.38
            65                        6.56                     6.32                     6.03                     5.68
            70                        7.55                     7.04                     6.51                     5.93
            75                        8.91                     7.86                     6.95                     6.11
            80                       10.82                     8.69                     7.27                     6.21
            85                       13.48                     9.40                     7.46                     6.25

                                                            LIFE WITH                LIFE WITH                LIFE WITH
     Female Annuitant                LIFE                  120 MONTHS               180 MONTHS               240 MONTHS
       Adjusted Age               (OPTION 1)               (OPTION 2A)              (OPTION 2B)              (OPTION 2C)
       ------------               ----------               -----------              -----------              -----------
            50                       $4.73                    $4.71                    $4.68                    $4.64
            55                        5.04                     5.00                     4.96                     4.89
            60                        5.46                     5.39                     5.31                     5.19
            65                        6.04                     5.91                     5.74                     5.51
            70                        6.86                     6.59                     6.26                     5.83
            75                        8.08                     7.45                     6.78                     6.07
            80                        9.89                     8.41                     7.20                     6.19
            85                       12.60                     9.27                     7.44                     6.24


02-70079                                      Minnesota Life Insurance Company 1

                       JOINT AND LAST SURVIVOR (OPTION 3)

                                                              Female Annuitant Adjusted Age
                                                              -----------------------------
     Male Annuitant
      Age Adjusted           40        45         50        55        60         65        70        75        80        85
     -------------           --        --         --        --        --         --        --        --        --        --
           50              $4.20     $4.31      $4.42     $4.53     $4.64      $4.73     $4.81     $4.87     $4.91     $4.94
           55               4.23      4.36       4.50      4.65      4.80       4.94      5.06      5.16      5.23      5.28
           60               4.26      4.40       4.56      4.75      4.95       5.16      5.35      5.52      5.64      5.73
           65               4.27      4.43       4.61      4.84      5.09       5.37      5.66      5.93      6.15      6.32
           70               4.29      4.45       4.65      4.90      5.21       5.57      5.97      6.38      6.75      7.05
           75               4.30      4.46       4.68      4.95      5.30       5.72      6.24      6.82      7.40      7.92
           80               4.30      4.48       4.70      4.98      5.36       5.84      6.46      7.21      8.05      8.87
           85               4.31      4.48       4.71      5.01      5.40       5.92      6.61      7.52      8.62      9.82



                         FIXED PERIOD ANNUITY (OPTION 4)

                                      Fixed Period                          Dollar Amount
                                         Years                               of Payment
                                         -----                               ----------
                                           10                                 $10.28
                                           11                                   9.54
                                           12                                   8.92
                                           13                                   8.40
                                           14                                   7.96
                                           15                                   7.58
                                           16                                   7.24
                                           17                                   6.95
                                           18                                   6.69
                                           19                                   6.46
                                           20                                   6.25


02-70079                                      Minnesota Life Insurance Company 2

                   APPENDIX B - VARIABLE ANNUITY PAYMENT RATES
                        ASSUMED INVESTMENT RETURN = 4.50%

The following tables show the minimum dollar amount of initial monthly variable Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based on the Assumed Investment Return, compounded annually, and the Annuity 2000 Mortality Table, blended to provide genderless rates. Dollar amounts for ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from us upon request.

Annuitant and Joint Annuitant age are determined on an age nearest birthday basis as of the Annuity Commencement Date and will be further adjusted based on the year of commencement as follows:

                         Annuity Commencement Year                           Age Adjustment
                         -------------------------                           --------------
                                2010 - 2019                                        -1
                                2020 - 2029                                        -2
                              2030 and later                                       -3

                                                            LIFE WITH                LIFE WITH                LIFE WITH
        Annuitant                    LIFE                  120 MONTHS               180 MONTHS               240 MONTHS
       Adjusted Age               (OPTION 1)               (OPTION 2A)              (OPTION 2B)              (OPTION 2C)
       ------------               ----------               -----------              -----------              -----------
            50                      $ 4.78                    $4.76                    $4.73                    $4.68
            55                        5.10                     5.06                     5.01                     4.93
            60                        5.54                     5.46                     5.37                     5.23
            65                        6.14                     5.99                     5.81                     5.55
            70                        7.00                     6.68                     6.31                     5.85
            75                        8.24                     7.54                     6.82                     6.08
            80                       10.08                     8.47                     7.21                     6.20
            85                       12.78                     9.29                     7.44                     6.24


                       JOINT AND LAST SURVIVOR (OPTION 3)

                                                              Joint Annuitant Adjusted Age
                                                              ----------------------------
       Annuitant
      Adjusted Age           40        45         50        55        60         65        70        75        80        85
      ------------           --        --         --        --        --         --        --        --        --        --
           50              $4.20     $4.30      $4.39     $4.48     $4.56      $4.62     $4.67     $4.71     $4.74     $4.76
           55               4.24      4.36       4.48      4.61      4.73       4.83      4.92      4.98      5.03      5.06
           60               4.27      4.40       4.56      4.73      4.90       5.07      5.21      5.32      5.41      5.46
           65               4.29      4.44       4.62      4.83      5.07       5.31      5.54      5.73      5.89      5.99
           70               4.31      4.47       4.67      4.92      5.21       5.54      5.88      6.21      6.48      6.68
           75               4.32      4.50       4.71      4.98      5.32       5.73      6.21      6.71      7.18      7.56
           80               4.33      4.51       4.74      5.03      5.41       5.89      6.48      7.18      7.92      8.60
           85               4.34      4.52       4.76      5.06      5.46       5.99      6.68      7.56      8.60      9.69



02-70078                                      Minnesota Life Insurance Company 1

                        FIXED PERIOD ANNUITY (OPTION 4)


                                      Fixed Period                         Dollar Amount
                                          Years                              of Payment
                                          -----                              ----------
                                           10                                 $10.28
                                           11                                   9.54
                                           12                                   8.92
                                           13                                   8.40
                                           14                                   7.96
                                           15                                   7.58
                                           16                                   7.24
                                           17                                   6.95
                                           18                                   6.69
                                           19                                   6.46
                                           20                                   6.25



02-70078                                      Minnesota Life Insurance Company 2